Exhibit (k)(1)(i)

Amendment

to

Administration Agreement

This Amendment (this “Amendment”), dated as of the last date set forth below, amends the Administration Agreement dated as of January 1, 2018, as previously amended (the “Agreement”), and is entered into by and between The Bank of New York Mellon (“BNY”) and Franklin Templeton Fund Adviser, LLC (the “Investment Advisor”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Background

BNY and the Investment Advisor previously entered into the Agreement. The parties desire to further amend the Agreement as set forth herein.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Exhibit A of the Agreement. The Agreement shall be amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to this Amendment.

2. Remainder of Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

3. Governing Law. The governing law of the Agreement shall be the governing law of this Amendment.

4. Entire Agreement. This Amendment constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter.

5. Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the date set forth below.

FRANKLIN TEMPLETON FUND

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and Chief Executive Officer
Date:	May 21, 2025

THE BANK OF NEW YORK MELLON

By:	/s/ Danielle Adamson
Name:	Danielle Adamson
Title:	Director
Date:	May 22, 2025

EXHIBIT A

Funds/Series

Open-End Funds

Legg Mason Global Asset Management Trust
BrandywineGLOBAL — Alternative Credit Fund
BrandywineGLOBAL — Diversified US Large Cap Value Fund
BrandywineGLOBAL — Dynamic US Large Cap Value Fund
BrandywineGLOBAL — Global Flexible Income Fund
BrandywineGLOBAL — Global High Yield Fund
BrandywineGLOBAL — Global Opportunities Bond Fund
BrandywineGLOBAL — Global Unconstrained Bond Fund
BrandywineGLOBAL—International Opportunities Bond Fund
ClearBridge International Growth Fund
ClearBridge Small Cap Fund
ClearBridge Value Fund[1]
Martin Currie Emerging Markets Fund
Martin Currie International Unconstrained Equity Fund
Martin Currie SMASh Series EM Fund
QS Global Market Neutral Fund
QS International Equity Fund
QS Strategic Real Return Fund
QS U.S. Small Capitalization Equity Fund
RARE Global Infrastructure Value Fund

Legg Mason Partners Equity Trust
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Dividend Strategy Fund
ClearBridge Energy MLP & Infrastructure Fund
ClearBridge International Small Cap Fund
ClearBridge International Value Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Sustainability Leaders Fund
ClearBridge Tactical Dividend Income Fund
EnTrustPermal Alternative Core Fund
QS Conservative Growth Fund
QS Defensive Growth Fund

[1]	Formerly known as ClearBridge Value Trust.

QS Global Dividend Fund
QS Global Equity Fund
QS Growth Fund
QS Moderate Growth Fund
QS S&P 500 Index Fund
QS U.S. Large Cap Equity Fund
QS SMASh Series ID Fund

Legg Mason Partners Income Trust
Western Asset Adjustable Rate Income Fund
Western Asset California Municipals Fund
Western Asset Corporate Bond Fund
Western Asset Emerging Markets Debt Fund
Western Asset Global High Yield Bond Fund
Western Asset Income Fund
Western Asset Intermediate Maturity California Municipals Fund
Western Asset Intermediate Maturity New York Municipals Fund
Western Asset Intermediate-Term Municipals Fund
Western Asset Managed Municipals Fund
Western Asset Massachusetts Municipals Fund
Western Asset Mortgage Backed Securities Fund
Western Asset Municipal High Income Fund
Western Asset New Jersey Municipals Fund
Western Asset New York Municipals Fund
Western Asset Oregon Municipals Fund
Western Asset Pennsylvania Municipals Fund
Western Asset Short Duration High Income Fund
Western Asset Short Duration Municipal Income Fund
Western Asset Short Term Yield Fund
Western Asset Short-Term Bond Fund

Legg Mason Partners Institutional Trust
Western Asset Institutional Government Reserves
Western Asset Institutional Liquid Reserves
Western Asset Institutional U.S. Treasury Obligations Money Market Fund
Western Asset Institutional U.S. Treasury Reserves
Western Asset Select Tax Free Reserves
Western Asset SMASh Series C Fund
Western Asset SMASh Series EC Fund
Western Asset SMASh Series M Fund
Western Asset SMASh Series TF Fund

Legg Mason Partners Money Market Trust
Western Asset Government Reserves
Western Asset New York Tax Free Money Market Fund
Western Asset Prime Obligations Money Market Fund
Western Asset Tax Free Reserves
Western Asset U.S. Treasury Reserves

Legg Mason Partners Premium Money Market Trust
Western Asset Premium Liquid Reserves
Western Asset Premium U.S. Treasury Reserves

Legg Mason Partners Variable Equity Trust
ClearBridge Variable Aggressive Growth Portfolio
ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Dividend Strategy Portfolio
ClearBridge Variable Large Cap Growth Portfolio
ClearBridge Variable Large Cap Value Portfolio
ClearBridge Variable Mid Cap Portfolio
ClearBridge Variable Small Cap Growth Portfolio
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio
QS Variable Conservative Growth
QS Variable Growth
QS Variable Moderate Growth

Legg Mason Partners Variable Income Trust
Western Asset Core Plus VIT Portfolio
Western Asset Variable Global High Yield Bond Portfolio

Master Portfolio Trust
Government Portfolio
Liquid Reserves Portfolio
Short Term Yield Portfolio
Tax Free Reserves Portfolio
U.S. Treasury Obligations Portfolio
U.S. Treasury Reserves Portfolio

Western Asset Funds, Inc.
Western Asset Core Bond Fund
Western Asset Core Plus Bond Fund
Western Asset High Yield Fund
Western Asset Inflation Indexed Plus Bond Fund
Western Asset Intermediate Bond Fund
Western Asset Macro Opportunities Fund
Western Asset Total Return Unconstrained Fund

Open-End Funds (ETFs)

Closed-End Funds

BrandywineGLOBAL-Global Income Opportunities Fund Inc.

ClearBridge MLP and Midstream Fund Inc.

ClearBridge Energy MLP Opportunity Fund Inc.

ClearBridge MLP and Midstream Total Return Fund Inc.

CPREIF Operating Partnership L.P.

CPREIF TRS LLC

FLEX Cayman LP

FLEX Delaware LLC

FLEX SPLITTER LP

Franklin BSP Lending Fund*

Franklin Lexington Private Markets Fund^

Legg Mason Permal Alternatives Fund Inc.

LMP Capital and Income Fund Inc.

Western Asset Corporate Loan Fund Inc.

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Income Fund

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Middle Market Debt Fund Inc.

Western Asset Middle Market Income Fund Inc.

Western Asset Mortgage Defined Opportunity Fund Inc.

Western Asset Municipal Defined Opportunity Trust Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Premier Bond Fund

Western Asset Variable Rate Strategic Fund Inc.

Western Asset Inflation-Linked Opportunities & Income Fund

Western Asset Inflation-Linked Income Fund

Cayman Island Funds

Western Asset Government Money Market Fund, Ltd.

Western Asset Institutional Cash Reserves, Ltd.

Western Asset Institutional Liquid Reserves, Ltd.

Western Asset Short Term Yield Fund, Ltd.

Western Asset U.S. Treasury Obligations Money Market Fund, Ltd.

Western Asset U.S. Treasury Reserves, Ltd.

Cayman Island Funds (CFCs)

Alternative Core Fund, Ltd.

Permal Hedge Strategies Fund Ltd.

Real Return Fund, Ltd.

Western Asset Inflation-Linked Opportunities & Income Fund

*	Added to Exhibit as of the Effective Date
^	Franklin Lexington Private Markets Fund will receive only the following services set forth on Schedule I of the Agreement:

•

Establishing and maintaining accounts for the Fund and receiving and (upon instruction from the Fund) disbursing payment of fees and expenses on behalf of the Fund, including disbursing on behalf of the Fund such fees, administrative fees, advisory fees, costs, commissions and charges as the Fund instructs to be paid, including Board member and officers’ fees and expenses, legal and accounting fees and expenses, government license and filing fees and all other costs and expenses incurred for the account of the Fund;

•	Establish appropriate expense accruals and compute expense ratios, maintain expense files and coordinate the payment of Fund approved invoices;

•	Calculate total return information;

•	Calculate Fund approved income and per share amounts required for periodic distributions to be made by the applicable Fund; and

•	Supply various normal and customary portfolio and Fund statistical data as requested on an ongoing basis